AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                        MOBILE REACH INTERNATIONAL, INC.,

                            OBJECTIVE SPECTRUM, INC.

                                       AND

                      OBJECTIVE SPECTRUM, INC. SHAREHOLDERS

                           Dated as of August 23, 2005



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                                                    Agreement and Plan of Merger


                          AGREEMENT AND PLAN OF MERGER


          THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of August 23, 2005, by and among Mobile Reach International, Inc., a Delaware company (the "Acquiror"), Objective Spectrum, Inc., a North Carolina corporation (the "Company") and Mark J. Lloyd and Norman E. Lloyd, stockholders of the Company (the "Owners").

                                    RECITALS

          A. The Board of Directors of the Company and the Acquiror believe it is in the best interests of their respective entities and the equityholders of their respective entities to enter into a business combination by means of a statutory merger of the Company with and into the Acquiror (the "Merger") and, in furtherance thereof, have approved the Merger.

          B. Pursuant to the Merger, among other things, each outstanding share of common stock, no par value per share, of the Company (excluding those held in the treasury of the Company) (the "Company Common Stock") shall be converted into fifteen thirteenths (15/13 or ~1.15385) (the "Exchange Ratio") shares of Acquiror's Common Stock.

          C. The Company, the Acquiror and the Owners desire to make certain representations and warranties and other agreements in connection with the Merger.

          D. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368(b) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and to cause the Merger to qualify as a reorganization under the provisions of Section 368(b) of the Internal Revenue Code.

          NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

                                   ARTICLE I
                                   ---------

                                   THE MERGER

     1.1 The Merger.At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions set forth in this Agreement and the applicable provisions of the Delaware General Corporation Law (the "DGCL"), the Company shall be merged with and into the Acquiror, the separate corporate existence of the Company shall cease and the Acquiror shall continue as the surviving entity under the name "Mobile Reach International, Inc.". The Acquiror, as the surviving entity after the Merger, is hereinafter sometimes referred to as the "Surviving Entity."

     1.2 Closing; Effective Time.The closing of the Merger (the "Closing") shall take place as soon as practicable after the satisfaction or waiver of each of the conditions set forth in Article VI or at such other time as the parties hereto agree (the "Closing Date"). The Closing shall take place at such location as the parties hereto agree. At the Closing and simultaneously therewith, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger in the form annexed hereto as Exhibit A (the "Certificate of Merger") with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL ") (the time of filing of the Certificate of Merger being the "Effective Time.)

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     1.3 Merger Consideration. Each outstanding share of common stock, no par value per share, of the Company (excluding those held in the treasury of the Company) (the "Company Common Stock") shall be converted into fifteen thirteenths (15/13 or ~1.15385) (the "Exchange Ratio") shares of Acquiror's Common Stock.

     1.4 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest Acquiror with control over, all assets, property, rights, privileges, powers and franchises of the Company, the officers and directors of the Company and the Acquiror shall, in the name of their respective corporations or otherwise, take all such lawful and necessary action as may be requested by the Acquiror.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          Except as disclosed in a document of even date herewith and delivered by the Company to the Acquiror prior to the execution and delivery of this Agreement and referring by numbered section (and, where applicable, by lettered subsection) of the representations and warranties in this Agreement (the "Company Disclosure Schedule"), the Company represents and warrants to the Acquiror and Merger Sub as set forth below. Any disclosure included with respect to a particular representation or warranty shall be deemed to be a disclosure with respect to all of the Company representations to which it applies, provided that the application of such disclosure to such other representations and warranties is either (i) readily apparent from the nature of such disclosure, or
(ii) reasonably indicated in the section of the Company Disclosure Schedule where such disclosure is actually made.

     2.1 Organization, Standing and Power.The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. The Company has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction where it is required by law to be so qualified, except where such failure to qualify would not have a Material Adverse Effect (as defined in Section 9.4) on the Company. True, correct and complete copies of the Articles of Incorporation and Bylaws or other charter documents, as applicable, of the Company, as amended to date, have been delivered to the Acquiror. The Company is not in violation of any of the provisions of its Articles of Incorporation or Bylaws. The Company does not own and never has owned, directly or indirectly, any equity or similar interest in, or any interest convertible or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

     2.2  Capital Structure.

          (a) The authorized capital stock of the Company consists of one million (1,000,000) shares of Common Stock of which three hundred twenty five thousand (325,000) shares were issued and outstanding as of the date hereof. All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and nonassessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Articles of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound. Except for the agreements contemplated by this Agreement, there are no contracts, commitments or agreements relating to voting, purchase or sale of the Company's capital stock (i) between or among the Company and any of its stockholders or (ii) between or among any of the stockholders of the Company.

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          (b) Other than the shares described in (a) above, there are, except as set forth in Section 2.2 in the Company Disclosure Schedule, no other outstanding shares of capital stock or other securities of the Company and no outstanding commitments to issue any shares of capital stock or securities of the Company after the date hereof. Except for the rights created pursuant to this Agreement, there are no other options, warrants, calls, rights, commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement.

     2.3 Authority. Subject to the requisite approval of the Merger and this Agreement by the Company's stockholders, the Company has all requisite corporate power and authority to execute and deliver this Agreement and any other agreement contemplated hereunder (the "Transaction Agreements"), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and is subject to general principles of equity.

     2.4  No Conflicts; Required Filings and Consents.

          (a) The execution and delivery of the Transaction Agreements by the Company do not, and the performance by the Company of its obligations hereunder and thereunder, and the consummation of the Merger will not, (i) conflict with or violate any provision of the Articles of Incorporation or Bylaws of the Company, as amended (ii) conflict with or violate any law applicable to the Company or by which any property or asset of the Company is bound or affected or
(iii) result in any breach of or constitute a default (or an event which with the giving of notice or lapse of time or both could reasonably be expected to become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any material property or asset of the Company pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except where such breach or default would not have a Material Adverse Effect on the Company or impair the Company's ability to consummate the transactions contemplated hereby.

          (b) No filing or registration with, or notification to, and no permit, authorization, consent or approval of, any United States Federal, state or local or any foreign governmental, regulatory or administrative authority, agency or commission or any court, tribunal or arbiter ("Governmental Entity") is necessary for the execution and delivery of the Transaction Agreements by the Company or the consummation by the Company of the transactions contemplated by the Transaction Agreements except, (i) the filing of the Delaware Certificate of Merger, (ii) such filings, registrations, notifications, permits, authorizations, consents or approvals that result from the specific legal or regulatory status of the Acquiror or as a result of any other facts that specifically relate to the business or activities in which the Acquiror is engaged other than the business of the Company and (iii) such other filings, registrations, notices, permits, authorizations, consents and approvals that if not obtained, made or given would not, individually or in the aggregate, have a Material Adverse Effect on the Company or impair the Company's ability to consummate the transactions contemplated hereby or thereby.

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          (c) Except as set forth in Section 2.4(c) of the Company Disclosure
Schedule, no consent of any third party is required by reason of the transactions contemplated by the Transaction Agreements.

     2.5 Permits; Compliance with Laws. The Company is in possession of all franchises, grants, authorizations, licenses, establishment registrations, product listings, permits, easements, variances, exceptions, consents, certificates, identification and registration numbers, approvals and orders of any Governmental Entity necessary for the Company to own, lease and operate its properties or to offer or perform its services or to develop, produce, store, distribute and market its products or otherwise to carry on its business as it is now being conducted (collectively, the "Company Permits"), except where the failure to have such Company Permits would not have a Material Adverse Effect on the Company. As of the date of this Agreement, none of the Company Permits has been suspended or cancelled nor is any such suspension or cancellation pending or, to the knowledge of the Company, threatened. To the knowledge of the Company, there are no facts or circumstances which have occurred or are in existence which constitute a valid basis for the revocation or cancellation of any Company Permit. The Merger will not result in the suspension or cancellation of any Company Permit. All of the Company Permits are set forth in Section 2.5 of the Company Disclosure Schedule. The Company is not in conflict with, or in default or violation of, (i) any law applicable to the Company or by which any property or asset of the Company is bound or affected or (ii) any Company Permits, except where such conflict would not have a Material Adverse Effect on the Company. Since its inception, the Company has not received from any Governmental Entity any written notification with respect to possible conflicts, defaults or violations of laws.

     2.6 Financial Statements. Section 2.6 of the Company Disclosure Schedule includes true, complete and correct copies of the Company's (i) unaudited financial statements (balance sheet and income statement) as at, and for the year ended December 31, 2004, and (ii) unaudited pro forma financial statements (balance sheet and income statement) as at, and for the six-month period ended, June 30, 2005 (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated and with each other except that the unaudited financial statements do not contain any footnotes as required by GAAP. The Financial Statements were prepared from and in accordance with the books and records maintained by the Company and fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments which will not be material in nature or in amount. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

     2.7 Absence of Certain Changes. Except as set forth on Section 2.7 of the Company Disclosure Schedule, since December 31, 2004, the Company has conducted its business only in the ordinary course consistent with past practice and there has not occurred (i) as of the date hereof, any Material Adverse Effect on the Company, (ii) any event that could reasonably be expected to prevent or materially delay the performance of the Company's obligations pursuant to the Transaction Agreements or the consummation of the Merger by the Company, (iii) any change by the Company in its accounting methods, principles or practices,
(iv) any declaration, setting aside or payment of any dividend or distribution in respect of the shares of Company Common Stock or any redemption, purchase or other acquisition of any of the Company's securities, except for purchase from former employees, directors and consultants in accordance with agreements providing for the repurchase of share in connection with any termination of service to the Company, (v) any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become

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payable to any employees, officers, consultants or directors of the Company,
(vi) any issuance or sale of any stock, notes, bonds or other securities, or entering into any agreement with respect thereto other than Company Options or capital stock issued upon exercise of Company Options, (vii) any amendment to the Company's Articles of Incorporation or bylaws, (viii) other than in the ordinary course of business consistent with past practice, any (A) purchase, sale, assignment or transfer of any material assets, (B) mortgage, pledge or existence of any lien, encumbrance or charge on any material assets or properties, tangible or intangible, except for liens for taxes not yet due and such other liens, encumbrances or charges which do not, individually or in the aggregate, have a Material Adverse Effect on the Company, or (C) waiver of any rights of material value or cancellation or any material debts or claims, (ix) any incurrence of any material liability (absolute or contingent), except for current liabilities and obligations incurred in the ordinary course of business consistent with past practice, (x) any incurrence of any damage, destruction or similar loss, whether or not covered by insurance, materially affecting the business or properties of the Company, (xi) any entering into any transaction of a material nature other than in the ordinary course of business, consistent with past practice, or (xii) any negotiation or agreement by the Company to do any of the things described in the preceding clauses (i) through (xi).

     2.8 Absence of Undisclosed Liabilities. Except as disclosed on Section 2.8 of the Company Disclosure Schedule and to the extent set forth or reserved against on the balance sheets of the Company as of June 30, 2005 as reported in the Financial Statements (the "Company Balance Sheet"), the Company does not have any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with GAAP, except for those immaterial liabilities incurred after September 30, 2005 in the ordinary course of the Company's business consistent with past practice.

     2.9 Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or, to the knowledge of the Company, investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of the Company, threatened in writing against the Company or any of its assets or properties or any of its officers or directors (in their capacities as such). To the knowledge of the Company, there are no events or circumstances which have occurred or currently are in existence which constitute a valid basis for any action, suit, proceeding or claim against the Company that would have a Material Adverse Effect. There is no judgment, decree or order against the Company, or, to the knowledge of the Company, any of its directors or officers (in their capacities as such), limiting the conduct of business by the Company or that could prevent, enjoin, or alter or delay any of the transactions contemplated by this Agreement or have a Material Adverse Effect. There is no litigation (including arbitrations) by the Company which is pending against any other person or entity.

     2.10 Restrictions on Business Activities.There is no agreement, judgment, injunction, order or decree binding upon the Company or any of its assets or properties which has had or could have the effect of prohibiting or impairing any current or future business practice of the Company, any acquisition of property by the Company or the conduct of business by the Company as currently conducted or as currently proposed to be conducted by the Company.

     2.11 Title to Property.The Company has good and marketable title to all of its respective assets and properties (real and personal) and interests in assets and properties (real and personal), reflected in the Company Balance Sheet or acquired after June 30, 2005 (except assets, properties, interests in properties and assets sold or otherwise disposed of since June 30, 2005 in the ordinary course of business), or with respect to leased properties and assets, valid leasehold interests in, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except the lien of current taxes not yet due and payable. All properties used in the operations of the Company are reflected in the Company Balance Sheet to the extent GAAP require the same to be reflected.

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2.12      Intellectual Property.

          (a) Section 2.12(a) of the Company Disclosure Schedule contains a true and complete list of the Company's patents, patent applications, trademarks, trademark applications, trade names, service marks, service mark applications, internet domain names, internet domain name applications, copyrights and copyright registrations and applications and any other filings and formal actions made or taken pursuant to Federal, state, local and foreign laws by the Company to protect its interests in the Company Intellectual Property, and includes details of all due dates for further filings, maintenance, payments or other actions falling due in respect of the Company Intellectual Property within six (6) months of the Effective Time. All of the Registered Company Intellectual Property remain in good standing and, with respect thereto, all fees due have been paid and all required filings have been made as of the date hereof. The Company has taken commercially reasonable action in accordance with normal industry practice to maintain and protect each item described in clause (f) of the definition of Company Intellectual Property set forth in Section 2.12(l) below.

          (b) The Company Intellectual Property contains only those items and rights which are: (i) owned by the Company; (ii) in the public domain; or (iii) rightfully used by the Company pursuant to a valid and enforceable license or other agreement (the "Company Licensed Intellectual Property"), the parties, date, term and subject matter of each such license or other agreement (each, a "License Agreement") being set forth on Section 2.12(b) of the Company Disclosure Schedule (except for "shrink-wrap" and software commercially available on reasonable terms to any person for a license fee of no more than five thousand dollars ($5,000.00)). Other than the Company Licensed Intellectual Property and except as set forth on Scheduled 2.12(b), the Company has all right, title and interest in and to the Company Intellectual Property which includes all rights necessary to carry out the Company's current activities and the Company's future activities to the extent such future activities are already planned, including, without limitation, to the extent required to carry out such activities, rights to make, use, reproduce, modify, adopt, create derivative works based on, translate, distribute (directly and indirectly), transmit, display and perform publicly, license, rent and lease and, other than with respect to the Company Licensed Intellectual Property, assign and sell, the Company Intellectual Property.

          (c) Neither the Company Intellectual Property nor the disclosing, copying, making, using, or selling of such Company Intellectual Property, or products or services embodying such Company Intellectual Property, violates or infringes on any proprietary or personal right of any person such as patent, design right, trademark, trade name, service mark, trade dress, Internet domain name, copyright, database right, statistical model, technology, invention, supplier list, trade secret, know-how, computer software program or application (collectively "Intellectual Property") of any person, anywhere in the world. The representations and warranties made in this Section 2.12(c) shall apply to claims of infringement, misappropriation or violation arising from (i) products and technology of the Company existing as of the Effective Date or (ii) products and technology of the Company under development as of the Effective Date up through the first commercial release of such products or technology. The Company has not received notice of any pending or threatened claims (i) challenging the validity, effectiveness or, other than with respect to the Company Licensed Intellectual Property, ownership by the Company of any Company Intellectual Property, or (ii) to the effect that the use, or other than with respect to the Company Licensed Intellectual Property, the distribution, licensing, sublicensing, sale or any other exercise of rights in the Company Intellectual Property, product, work, technology or process as now used or offered or proposed for use, licensing, sublicensing or sale by the Company or its agents or use by its customers infringes or will infringe on or misappropriate any intellectual property or other proprietary or personal right of any person. No such claims have been threatened by any person, nor to the Company's knowledge, are there any valid grounds for any bona fide claim of any such kind. To the knowledge of the Company, there is no unauthorized use, infringement or misappropriation of any Company Intellectual Property by any third party, employee or former employee or any Company Intellectual Property, other than Company Licensed Intellectual Property, by any third party.

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          (d) Except as set forth on Section 2.12(d) of the Company Disclosure
Schedule, all personnel, including employees, agents, consultants and contractors, who have contributed to or participated in the conception and development of the Company Intellectual Property on behalf of the Company, have executed nondisclosure agreements and either (i) have been a party to an enforceable agreement with the Company in accordance with applicable national and state law that accords the Company full, effective, exclusive and original ownership of all tangible and intangible property as "works-for-hire," arising from the efforts of such personnel, or (ii) have executed appropriate instruments of assignment in favor of the Company that have conveyed to the Company full, effective and exclusive ownership of all tangible and intangible property arising from the efforts of such personnel.

          (e) Except as set forth on Section 2.12(e) of the Company Disclosure Schedule, the Company is not, nor as a result of the execution or delivery of the Transaction Agreements, or performance of the Company's obligations hereunder or thereunder, will the Company be, in material violation of any license, sublicense, agreement or instrument to which the Company is a party or otherwise bound, nor will execution or delivery of the Transaction Agreements, or performance of the Company's obligations hereunder or thereunder, cause the diminution, termination or forfeiture of any of the Company Intellectual Property.

          (f) Section 2.12(f) of the Company Disclosure Schedule contains a true and complete list of all of the Company's software programs currently used in the Company's business in any product, technology, service or process (the "Company Software Programs"). Except for Third Party Software (herein defined below), the Company owns all right, title and interest in and to such Company Software Programs free and clear of all mortgages, pledges, liens, security interests, conditional sales agreements, encumbrances or charges of any kind. Except as set forth in the license agreements listed in Schedule 2.12(b), no (i) software or other intellectual property in which any third party has a proprietary interest or (ii) shareware, freeware, open source code or any other similar software or intellectual property obtained from the Internet or any other third party source (collectively, "Third Party Software") are incorporated into the Company Software Programs or are required for the operation of the Company Software Programs in accordance with its specifications (except for "shrink-wrap" and software commercially available on reasonable terms to any person for a license fee of no more than five thousand dollars ($5,000.00)). Except as set forth in any License Agreement relating to such Third Party Software, the Company has full and unrestricted rights to use the Third Party Software that it licenses and has adequate rights to incorporate any Third Party Software into the Company Software Programs. Except as set forth in Section 2.12(f) of the Company's Disclosure Schedule, neither the transfer of the Company Software Programs nor any contemplated use of the Company Software Programs by the Company or any customer of the Company violates any term or conditions of any License Agreement. Except as set forth in any License Agreement relating to such Third Party Software, the Company has an unrestricted right to sublicense the Third Party Software in connection with the Company Software Programs. Except as disclosed in 2.12(b) of the Company Disclosure Schedule, the Company is not obligated to pay any royalty, fee, or other payment to any third party in connection with its use of any Third Party Software.

          (g) Except as set forth on Section 2.12(g) of the Company Disclosure Schedule, the Company has taken reasonable actions in accordance with industry practice to maintain the confidentiality of the source code and system documentation relating to the owned Company Software Programs ("Company Source Code") and (i) has disclosed the Company Source Code only to those of its employees who have a "need to know" the contents thereof in connection with the performance of their duties to the Company and who have executed nondisclosure agreements with the Company; and (ii) has disclosed the Company Source Code only to those third parties who have executed nondisclosure agreements with the

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Company. No third party has any ownership, license or other right of any kind to any Company Source Code. The Company Source Code is not subject to any source code escrow arrangements.

          (h) The Company Software Programs (i) have been designed to ensure year 2000 compatibility, which includes, but is not limited to, date data century recognition, and calculations that accommodate same century and multi-century formulas and date values; (ii) operate in accordance with their specifications prior to, during and after the calendar year 2000 AD; and (iii) do not end abnormally or provide invalid or incorrect results as a result of date data, specifically including date data which represents or references different centuries or more than one century.

          (i) Except as set forth on Schedule 2.12(i), the Company Intellectual Property is free and clear of any and all mortgages, pledges, liens, security interests, conditional sale agreements, encumbrances or charges of any kind.

          (j) Except as set forth in Section 2.12(j) of the Company Disclosure Schedule, the Company does not owe nor will the Company owe any royalties or other payments to third parties in respect of the Company Intellectual Property. All royalties or other payments that have accrued prior to the Effective Time have been paid, or will be paid prior to the Effective Time.

          (k) To the knowledge of the Company, the owned Company Software Programs and other Company Intellectual Property contain no "viruses." For the purposes of this Agreement, "virus" means any computer code designed to disrupt, disable or harm in any manner the operation of any software or hardware, including, without limitation, worms, bombs, backdoors, trojan horses, clocks, timers, or other disabling device code, designs or routines which causes the software to be erased, inoperable, or otherwise incapable of being used, either automatically or upon command by any party.

          (l) "Company Intellectual Property" shall mean all of the Company's
(a) inventions (whether patentable or unpatentable and whether or not reduced to practice), improvements thereto, and patents, patent applications, and patent disclosures, together with reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (b) design rights, trade dress, trademarks, trade names, corporate names, logos, service marks, and Internet domain names (whether or not registered), together with translations, adaptations, derivations, and combinations thereof and applications, registrations, and renewals in connection therewith, (c) copyrights (whether or not registered) and any applications, registrations and renewal in connection therewith, (d) mask works and applications, registrations, and renewals in connection therewith, (e) sui generis database rights, statistical models, and technology, (f) trade secrets and confidential business information (including know-how and customer and supplier lists, (g) computer software programs or applications in both source and object code form, databases, technical documentation of such software programs, registrations and applications for any of the foregoing, and (h) all other tangible or intangible proprietary information or materials that were are material to the Company's business or are currently used in the Company's business in any product, technology or process
(i) currently being or formerly manufactured, published or marketed by the Company or (ii) previously or currently under development for possible future manufacturing, publication, marketing or other use by the Company.

          (m) "Registered Company Intellectual Property" shall mean all Company owned or exclusively licensed Company Intellectual Property subject to United States, international and foreign (i) patents, patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; (iv) any mask work registrations and applications to

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                                                    Agreement and Plan of Merger


register mask works; or (v) other application, certificate, filing, registration, or other document issued by, filed with, or recorded by, any state, government or other public legal authority.

     2.13 Taxes.

          (a) The Company has (i) duly and timely filed or caused to be filed all Federal, state and local tax returns, statements, reports and forms required to be filed by the Company and will duly and timely file or cause to be filed all such applicable tax returns, statements, reports and forms required to be filed prior to the Effective Date which relate to the Company or with respect to which the Company is liable or otherwise in any way subject, including, without limitation, any income, property, sales, use, franchise, added value, withholding, and social security taxes, and all such tax returns (including all amendments thereto) (A) are and will be complete, accurate and in accordance in all material respects with all legal requirements applicable thereto and (B) as of the time of filing, correctly reflected or will correctly reflect the facts regarding the income, business assets, operations, activities, status or other matters of the Company required to be shown thereon, (ii) paid or will pay, when due, all taxes shown to be due and payable on such returns, or pursuant to any assessment or otherwise, and (iii) properly accrued, charged or established adequate reserves on the Financial Statements for all unpaid taxes arising in respect of any fiscal year of the Company. No tax liabilities, disallowances or assessments relating to the business, assets or employees or independent contractors of the Company have been assessed as of the date hereof, and, to the knowledge of the Company, there is no basis for any such liabilities, disallowances or assessments. The Company is not delinquent in the payment of any taxes which would result in the imposition of any charge, lien, encumbrance or adverse claim of any kind whatsoever on the Company, its properties or assets or the capital stock of the Company. The Company has properly withheld and/or paid all withholding, employment or other similar taxes and all unemployment compensation and similar obligations required to be withheld or paid. The Company will be responsible for filing any tax return relating to the business of the Company conducted prior to the Closing.

          (b) The Company is not and has never been a United States real property holding corporation within the meaning of Section 897(c)(2) and Section 897(c)(1)(A)(ii) of the Internal Revenue Code.

          (c) Neither the Company nor any of its affiliates has taken or agreed to take any action (other than actions contemplated by this Agreement) that could be expected to prevent the Merger from constituting a "reorganization" under Section 368(b) of the Code. The Company is not aware of any agreement or plan to which the Company or any of its affiliates is a party or other circumstances relating to the Company or any of its affiliates that could reasonably be expected to prevent the Merger from so qualifying as a reorganization under Section 368(b) of the Code.

     2.14 Employee Benefit Plans.

          (a) Section 2.14 of the Company Disclosure Schedule lists, with respect to the Company, (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), (ii) each loan to a non-officer employee of the Company, loans to officers and directors and any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Internal Revenue Code Section 125) or dependent care (Internal Revenue Code
Section 129), life insurance or accident insurance plans, programs or arrangements, (iii) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements, (iv) other fringe or employee benefit plans, programs or arrangements that apply to senior management of the Company and that do not generally apply to all employees, and (v) any employment or executive compensation or severance agreements currently in effect, written or otherwise, for the benefit of, or relating to, any present or former employee, consultant or director of the Company (together, the "Company Employee Plans").

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                                                    Agreement and Plan of Merger

          (b) The Company has furnished or made available to the Acquiror a copy of each of the Company Employee Plans and, as applicable, related trust documents, insurance policies or contracts, and summary plan descriptions, and has, with respect to each Company Employee Plan which is subject to ERISA reporting requirements, provided copies of the Form 5500 reports filed for the last three plan years. Any Company Employee Plan intended to be qualified under
Section 401(a) of the Code has either obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has applied to the Internal Revenue Service for such a determination letter prior to the expiration of the requisite period under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination or has been established under a standardized prototype plan for which an Internal Revenue Service opinion letter has been obtained by the plan sponsor and is valid as to the adopting employer. Company has also furnished or made available to the Acquiror the most recent Internal Revenue Service determination or opinion letter issued with respect to each such Company Employee Plan, and nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any Company Employee Plan subject to Section 401(a) of the Internal Revenue Code.

          (c) Except as would not have a Material Adverse Effect, (i) each Company Employee Plan has been administered in accordance with its terms and all applicable laws, including ERISA and the Code, and (ii) contributions required to be made under the terms of any of the Company Employee Plans as of the date of this Agreement have been timely made or, if not yet due, have been properly reflected on the most recent consolidated balance sheet. With respect to the Company Employee Plans, no event has occurred and, to the knowledge of Company, there exists no condition or set of circumstances in connection with which Company or any Company Subsidiary could be subject to any material liability (other than for routine benefit liabilities) under the terms of, or with respect to, such Company Employee Plans, ERISA, the Code or any other applicable law.

          (d) Each Company Employee Plan can be amended, terminated or otherwise discontinued after the date hereof and after the Effective Time in accordance with its terms, without liability (other than liability for ordinary administrative expenses typically incurred in a termination event). No suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of Company is threatened, against or with respect to any such Company Employee Plan, including any audit or inquiry by the Internal Revenue Service or United States Department of Labor (other than routine benefits claims).

          (e) The Company does not currently maintain, sponsor, participate in or contribute to, nor has it ever maintained, established, sponsored, participated in, or contributed to, any pension plan (within the meaning of Section 3(2) of ERISA) which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Internal Revenue Code.

          (f) The Company is not a party to, nor has made any contribution to or otherwise incurred any obligation to contribute to, any "multiemployer plan" as defined in Section 3(37) of ERISA.

          (g) Except as required by applicable law, no Company Employee Plan provides any of the following retiree or post-employment benefits to any person: medical, disability or life insurance benefits. Except as would otherwise not have a Material Adverse Effect, Company is in compliance with the requirements of the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") and the regulations (including proposed regulations) thereunder.

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                                                    Agreement and Plan of Merger


          (h) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of the Company to severance benefits or any other payment, except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or service provider.

     2.15 Employees; Employee Matters.

          (a) Section 2.15 of the Company Disclosure Schedule contains a true and complete list of the names and salaries of all current employees and independent contractors.

          (b) The Company is in compliance in all material respects with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any material respect in any unfair labor practice. The Company has withheld all amounts required by law or by agreement to be withheld from the wages, salaries, and other payments to employees and consultants; and is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing. The Company is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees or consultants (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending claims against the Company under any workers compensation plan or policy or for long term disability. To the knowledge of the Company, there are no controversies pending or basis for such controversies to be pending, between the Company and any of its respective employees or consultants, which controversies have or could reasonably be expected to result in an action, suit, proceeding, claim, arbitration or investigation before any agency, court or tribunal, foreign or domestic. The Company is not a party to any collective bargaining agreement or other labor union contract nor does the Company know of any activities or proceedings of any labor union or to organize any such employees or consultants.

          (c) No employees or consultants of the Company are in violation of any term of any employment contract, patent disclosure agreement, noncompetition agreement, or any restrictive covenant to a former employer relating to the right of any such employee or consultant to be employed or engaged by the Company because of the nature of the business conducted or presently proposed to be conducted by the Company or to the use of trade secrets or proprietary information of others. No employee or consultant of the Company has given notice to the Company, nor is the Company otherwise aware, that any such employee or consultant intends to terminate his or her employment with the Company.

     2.16 Interested Party Transactions.The Company is not indebted to any director, officer, employee, consultant or agent of the Company (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary business expenses), and no such person is indebted to the Company (except for cash advances for ordinary business expenses).

     2.17 Insurance.Section 2.17 of the Company Disclosure Schedule lists the Company's insurance policies. To the Company's knowledge, there are no facts or circumstances in existence which would prevent the Company from renewing its existing insurance coverage as and when such policies expire or obtaining comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. The Company has not been denied any insurance coverage which it has sought or for which it has applied.

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                                                    Agreement and Plan of Merger


     2.18 Complete Copies of Materials; Bank Accounts.The Company has delivered or made available true, correct and complete copies of each document which has been requested by the Acquiror, its counsel or other advisers in connection with their legal and accounting review of the Company. The Company has furnished to the Acquiror a true and complete list setting forth the names and addresses of all banks, other institutions and state governmental departments at which the Company has accounts, deposits or the like, and the names of all persons authorized to draw on or give instructions with respect thereto or holding a power-of-attorney on behalf of the Company.

     2.19 Accounts Receivable.Subject to any reserves set forth in the Financial Statements, the accounts receivable shown on the Financial Statements represent and will represent bona fide claims against debtors for sales and other charges, and are not subject to discount except for normal cash and immaterial trade discounts. The Company reasonably believes the amount carried for doubtful accounts and allowances disclosed in the Financial Statements is sufficient to provide for any losses which may be sustained on realization of the receivables.

     2.20 Material Contracts.Except for the contracts described in Section 2.20 of the Company Disclosure Schedule (collectively, the "Material Contracts"), Company is not a party to or bound by any material contract, including:

          (a) any agreement, contract, commitment or understanding (whether written or oral) to which the Company is a party and which would have a Material Adverse Effect on the Company;

          (b) any sales, advertising, distribution, co-branding, sponsorship or agency contract;

          (c) any continuing contract for the purchase or sale of materials, supplies, equipment or services involving in the case of any such contract more than ten thousand dollars ($10,000) per year;

          (d) any trust indenture, mortgage, promissory note, loan agreement or other contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with GAAP;

(e) any contract for capital expenditures in excess of ten thousand dollars ($10,000) in the aggregate;

          (f) any contract limiting the freedom of the Company to engage in any line of business or to compete or any contract material to the conduct of the Company's business which requires the Company to maintain the confidentiality of any proprietary information of any third party or any other material confidentiality, secrecy or non-disclosure contract;

          (g) any contract pursuant to which the Company is a lessor of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property, pursuant to which payments in excess of ten thousand dollars ($10,000) remain outstanding;

          (h) any employment contract, arrangement or policy (including, without limitation any collective bargaining contract or union agreement) which may not be immediately terminated without penalty (or any augmentation or acceleration of benefits);

          (i) any stockholders agreement, voting agreement, registration rights agreement or other agreement to which the Company or any stockholder of the Company is a party;

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                                                    Agreement and Plan of Merger

          (j) any contract with any person or entity with whom the Company does not deal at arm's length within the meaning of the Internal Revenue Code; or

          (k) any agreement of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Person.

     2.21 No Breach of Material Contracts. The Company is not in default and is entitled to all material benefits under each Material Contract and is not alleged to be in default in any material respect in respect of any Material Contract. Each of the Material Contracts is in full force and effect and has not been amended, and there exists no default or event of default or event, occurrence, condition or act, with respect to the Company or to the Company's knowledge with respect to the other contracting party, which, with the giving of notice, the lapse of time or the happening of any other event or conditions, would become a default or event of default under any Material Contract. True, correct and complete copies of all Material Contracts have been delivered to the Acquiror.

     2.22 Brokers; Expenses.No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission ("Broker Fees") in connection with the Merger based upon arrangements made by or on behalf of the Company.

     2.23 Representations Complete.None of the representations or warranties made by the Company herein or in any schedule hereto, including the Company Disclosure Schedule, or certificate or other document furnished by the Company or the Stockholders pursuant to this Agreement, contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading; provided, however, that the financial projections delivered by the Company represent only the Company's good faith estimate of what it reasonably believes and are based upon assumptions that appeared reasonable at the time such projections were made. The Company does not make any other representation or warranty regarding such projections other than as set forth in this Section 2.24.



                                  ARTICLE III
                                  -----------

                   REPRESENTATIONS AND WARRANTIES OF ACQUIROR

         The Acquiror represents and warrants to the Company as follows:

     3.1 Organization and Standing.The Acquiror is a corporation duly organized, validly existing and in good standing under the laws of the respective jurisdictions of their incorporation and have the requisite corporate power to own their properties and to carry on their business as now being conducted. The Acquiror is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by them makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect.

     3.2 Outstanding Stock. All issued and outstanding shares of capital stock of the Acquiror have been duly authorized and validly issued and are fully paid and nonassessable.

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                                                    Agreement and Plan of Merger


     3.3 Authority; Enforceability. The Transaction Documents have been duly authorized, executed and delivered by The Acquiror and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity. The Acquiror has full corporate power and authority necessary to enter into and deliver the Transaction Documents and to perform its obligations thereunder.

     3.4 Consents. No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Acquiror, the Bulletin Board nor the Acquiror's shareholders is required for the execution by the Acquiror of the Transaction Documents and compliance and performance by the Acquiror of its obligations under the Transaction Documents.

     3.5 Common Stock. The Company's Common Stock upon issuance are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the 1933 Act and any applicable state securities laws;

     3.6 Litigation. There is no pending or, to the best knowledge of the Acquiror, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Acquiror that would affect the execution by the Acquiror or the performance by the Acquiror of its obligations under the Transaction Documents. Except as disclosed in the Reports, there is no pending or, to the best knowledge of the Acquiror, basis for or threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Acquiror which litigation if adversely determined would have a Material Adverse Effect on the Acquiror.

     3.7 Reporting Company. The Acquiror is a publicly-held company subject to reporting obligations pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act") and has a class of common shares registered pursuant to Section 12(g) of the 1934 Act. Pursuant to the provisions of the 1934 Act, the Acquiror has filed all reports and other materials required to be filed thereunder with the Commission during the preceding twelve months (the "Reports").

     3.8 Information Concerning Company. The Reports contain all material information relating to the Acquiror and its operations and financial condition as of their respective dates which information is required to be disclosed therein. Since the date of the financial statements included in the Reports, and except as modified in the Other Written Information or in the Schedules hereto, there has been no material adverse change in the Acquiror's business, financial condition or affairs not disclosed in the Reports. The Reports do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made.

     3.9 Stop Transfer. The Company's Common Stock, when issued, will be restricted securities. The Acquiror will not issue any stop transfer order or other order impeding the sale, resale or delivery of any of the Common Stock, except as may be required by any applicable federal or state securities laws.

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                                                    Agreement and Plan of Merger


                                   ARTICLE IV
                                   ----------

                       CONDUCT PRIOR TO THE EFFECTIVE TIME

     4.1 Conduct of Business of the Company. During the period from (and including) the date of this Agreement and continuing until the Effective Time, the Company agrees (except as consented to in writing by the Acquiror) to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted. The Company agrees to promptly notify the Acquiror of any event or occurrence not in the ordinary course of business.

ARTICLE V

                              ADDITIONAL AGREEMENTS

     5.1 Reasonable Efforts and Further Assurances.Each of the parties to this Agreement shall use its commercially reasonable efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

     5.2 Legends. Each Parent Certificate shall bear the following legend:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF
(i) AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER SAID ACT OR
(ii) AN OPINION OF THE COMPANY'S COUNSEL THAT SUCH REGISTRATION IS NOT
REQUIRED."

                                   ARTICLE VI
                                   ----------

                            CONDITIONS TO THE MERGER

     6.1 Conditions to Obligations of Each Party to Consummate the Merger.The respective obligations of each party to this Agreement to consummate the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto:

          (a) No Injunctions or Restraints; Illegality. No order or injunction issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect. No proceeding brought by any governmental authority or instrumentality seeking to prevent or prohibit the consummation of the Merger and the transactions contemplated hereby shall be pending.

          (b) Consents. The Acquiror and the Company shall have obtained all approvals, waivers and consents, if any, necessary for the consummation of the Merger and the transactions contemplated hereby.

     6.2 Additional Conditions to Obligations of the Company.The obligation of the Company to consummate the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by the Company:

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                                                    Agreement and Plan of Merger


          (a) Representations, Warranties and Covenants. The representations and warranties of the Acquiror in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall have been true and correct in all respects) on and as of the date hereof (except that any representation or warranty that refers specifically to any other date than the date hereof shall be true and correct in all material respects as of such other date and the Acquiror shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them prior to the Effective Time.

6.3 Additional Conditions to Obligations of Acquiror.The obligations of the Acquiror to consummate the Merger and the other transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by the Acquiror:

          (a) Representations, Warranties and Covenants. The representations and warranties of the Company in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall have been true in all respects) on and as of the date hereof (except that any representation or warranty that refers specifically to any other date than the date hereof shall be true and correct in all material respects as of such other date and the Company shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them prior to the Effective Time.

          (b) Certificates and Resolutions. As of the Effective Time, the Acquiror shall have received from the Company (i) a certificate of existence and good standing from the state of incorporation as to the corporate status of the Company, (ii) a true and complete copy of the resolutions, certified by the Secretary of the Company adopted on behalf of the Company, authorizing the execution, delivery and performance of this Agreement and all transactions contemplated hereby and (iii) a true and complete copy of the Company's Certificate of Incorporation and Bylaws, certified by the Secretary of the Company.

          (c) Third Party Consents. The Acquiror shall have received evidence reasonably satisfactory to it of the consent or approval of those persons and entities whose consent or approval shall be required in connection with the Merger.

          (d) No Material Adverse Changes. There shall not have occurred any material adverse change with respect to the Company's business, operations, results of operations, condition (financial or otherwise), assets, liabilities, or prospects.

                                  ARTICLE VII
                                  -----------

                                 INDEMNIFICATION

     7.1 Indemnification.Subject to the terms and conditions set forth herein, from and after the Effective Time, the Company and each of the Owners, jointly and severally, shall indemnify Acquiror and its respective directors, officers, employees, agents or advisors, or any of their respective successors and assigns (the "Acquiror Indemnified Parties"), in respect of, and hold each of them harmless against, any and all demands, claims, debts, actions, assessments, judgements, settlements, sanctions, obligations and other liabilities, monetary damages, fines, taxes, fees, penalties, interest obligations, deficiencies, losses and expenses (including, without limitation, amounts paid in settlement, interest, court costs, costs of investigators, reasonable fees and expenses of

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                                                    Agreement and Plan of Merger


attorneys, accountants, financial advisors and other experts, and other expenses of litigation) ("Damages"), incurred or suffered by them resulting from, relating to, arising out of or constituting any breach of representation or warranty or failure to perform any covenant or agreement of the Company contained, or referred to, in the Transaction Agreements or in any certificate, agreement, letter or document delivered pursuant hereto, or in connection with any lawsuit or claim brought against the Company related to actions taken by the Company prior to the Closing.

     7.2 Method of Asserting Claims. All claims for indemnification by any party entitled to make such claim hereunder (or any of their affiliated parties (each an "Indemnified Person")) pursuant to this Article VIII shall be made in accordance with the provisions of this Section 7.2.

         (a) The Indemnified Person shall give prompt written notification to the party obligated to provide such indemnification (the "Indemnifying Person") of the commencement of any action, suit or proceeding relating to a third party claim for which indemnification pursuant to this Article VIII may be sought; provided, however, that no delay on the part of the Indemnified Person in notifying the Indemnifying Person shall relieve the Indemnifying Person from any liability or obligation under this Article VIII unless such notification delay shall prejudice the Indemnifying Person. Within 30 days after delivery of such notification, the Indemnifying Person may, upon written notice thereof to the Indemnified Person, assume control of the defense of such action, suit or proceeding with counsel reasonably satisfactory to the Indemnified Person (and the Indemnified Person agrees to execute such documents as are necessary to permit the Indemnifying Person to control such defense). If the Indemnifying Person does not so assume control of such defense, the Indemnified Person shall control such defense. The party not controlling such defense may participate therein at its own cost and expense; provided, that if the Indemnifying Person assumes control of such defense and the Indemnified Person is advised by counsel in writing that the Indemnifying Person and the Indemnified Person may have materially conflicting interests or different defenses available with respect to such action, suit or proceeding, the reasonable fees and expenses of counsel to the parties shall be considered "Damages" for purposes of this Agreement. The party controlling such defense shall keep the other party advised of the status of such action, suit or proceeding and the defense thereof and shall consider in good faith recommendations made by the other party with respect thereto. The Indemnifying Person shall not agree to any settlement or the entry of a judgment in any action, suit or proceeding without the prior written consent of the Indemnified Person.

         (b) In determining the amount of any Damage attributable to a breach, any materiality standard contained in a representation, warranty or covenant of the Company shall be disregarded.

                                  ARTICLE VIII
                                  ------------

                               GENERAL PROVISIONS

     8.1 Survival.The representations and warranties set forth in Articles II will survive until December 31, 2007, other than the representations and warranties in Section 2.13 (Taxes), which shall survive until the expiration of the statute of limitations applicable to claims with respect to the matters covered thereby. The representations and warranties set forth in Articles III will survive until December 31, 2005. The agreements set forth in this Agreement shall terminate at the Effective Time, except that the agreements which by their terms are to be performed after the Effective Time, shall survive the Effective Time and the Closing.

     8.2 Expenses.All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisers, accountants and legal counsel) shall be paid by the party incurring such expense, whether or not the Merger is consummated.

     8.3 Notices.All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

                      (a) if to Acquiror, to:

                           Mobile Reach International, Inc.
                           2054 Kildaire Farm Road, #353
                           Cary, North Carolina 27511
                           Attn:  Alan Christopher Johnson, CEO
                           Fax:  (919) 882-9056

                           with a copy to:

                           Quick Law Group PC
                           1035 Pearl Street, #414
                           Boulder, Colorado 80302
                           Attn:  Jeffrey M. Quick, Esq.
                           Fax:  (303) 845-7315

                       (b) if to the Company or the Owners, to:

                           Objective Spectrum, Inc.
                           102 Parson Woods Lane
                           Cary, NC   27511
                           Attention:  Mark J. Lloyd
                           Fax:  (919) 363-9100

     8.4 Certain Definitions; Interpretation.In this Agreement, any reference to a "Material Adverse Effect" with respect to any entity or group of entities means any event, change or effect that is materially adverse to the business, operations or results of operations, condition (financial or otherwise), assets, liabilities, or prospects of such entity and its subsidiaries, taking such entity together with such subsidiaries as a whole. In this Agreement, any reference to "knowledge of the Company" or "the Company's knowledge" shall mean the knowledge, after due inquiry, of any of the Company or its officers, directors, or employees. When a reference is made in this Agreement to a Section, an Article or an Exhibit, such reference shall be to a Section or Article of this Agreement or an Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "but are not limited to," "but is not limited to" and "but not limited to," respectively. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     8.5 Counterparts.This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

                                                    Agreement and Plan of Merger


     8.6 Entire Agreement; Parties in Interest; Nonassignability.This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits and Schedules constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Neither this Agreement nor any right, interest or obligation hereunder may be assigned (by operation of law or otherwise) by any party without the prior written consent of the other party and any attempt to do so will be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

     8.7 Severability.If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

     8.8 Remedies Cumulative.Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

     8.9 Governing Law.This Agreement shall be governed by and construed in accordance with the laws of New York without reference to such state's principles of conflicts of law.

     8.10 Rules of Construction.The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and therefore waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     8.11 Amendment.This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     8.12 Third-Party Beneficiary.The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors and permitted assigns, and it is not the intention of the parties to confer upon any other person or entity any rights or remedies.

     8.13 Attorneys' Fees.If any action at law or equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which that party may be entitled.


                           [Signature page to follow.]

     IN WITNESS WHEREOF, Objective Spectrum, Inc., Mobile Reach International, Inc., Mark J. Lloyd and Norman E. Lloyd have caused this Agreement and Plan of Merger to be executed and delivered, all as of the date first written above.

                                            OBJECTIVE SPECTRUM, INC.


                                            By:  /s/  Mark J. Lloyd
                                               --------------------------------
                                            Name:     Mark J. Lloyd
                                            Title:    President


                                            MOBILE REACH INTERNATIONAL, INC.


                                            By:  /s/  A. Christopher Johnson
                                               --------------------------------
                                            Name:     A. Christopher Johnson
                                            Title:    Chief Executive Officer




                                            /s/  Mark J. Lloyd
                                            -----------------------------------
                                                 Mark J. Lloyd


                                            /s/  Norman E. Lloyd
                                            -----------------------------------
                                                 Norman E. Lloyd

                                    Exhibit A

                              Certificate of Merger